Exhibit 10.4

AGREEMENT

AGREEMENT dated this 13th day of December 2006, by and between BBN GLOBAL CONSULTING, INC. (hereinafter “BBN”), a Nevada Corporation, with offices located at P.O. Box 1442, Renton, WA 77057-1442, and S. Craig Barton, President of BBN.

The parties hereto agree and acknowledge that by virtue of S. Craig Barton’s other business activities as described in BBN’s Form SB-2 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with S. Craig Barton (hereinafter “Mr. Barton” or “he”) as follows:

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Any business opportunities that he may become aware of independently or directly through his association with us would be presented by him solely to us;

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Any business opportunities disclosed to him by the management of other business entities would not be presented by him to us, if so requested by them, unless and until such other business entities passed upon same;

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Any business opportunities disclosed to him by us would not be presented by him to any other business entity, unless and until we passed upon same; and

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In the event that the same business opportunity is presented to him by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be execute as of the 13th day of December 2006.

BBN GLOBAL CONSULTING, INC.

By: /s/ S. Craig Barton

S. Craig Barton, President

By: /s/ S. Craig Barton

S. Craig Barton, Individually

By: /s/ Patricia J. Barton

Patricia J. Barton, Treasurer and Director